Exhibit 99.1

Investor Relations Contact:	Lindsey Crabbe Executive Director, BSP l.crabbe@bspcredit.com 214-874-2339	FOR IMMEDIATE RELEASE

Media Contact :	Sam Turvey Global Head of Communications, BSP s.turvey@bspcredit.com +44 (0) 782 783 6246

Franklin BSP Realty Trust, Inc. Announces Leadership Update

New York City, NY – September 17, 2026 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced that Richard Byrne, Chairman of the Board and the Company’s former Chief Executive Officer, has been reappointed as Chief Executive Officer, effective September 16, 2026.

Mr. Byrne succeeds Michael Comparato, who resigned on September 15, 2026 as part of his decision to step back from day-to-day executive responsibilities to spend more time with his family. Mr. Byrne has remained closely involved with FBRT as Chairman of the Board and will be supported by the Company’s experienced senior leadership team.

Jerry Baglien will continue to serve as FBRT’s Chief Financial Officer and Chief Operating Officer. He was also appointed Co-President of FBRT, alongside Brian Buffone, and will assume responsibility for leading BSP’s Commercial Real Estate Debt platform. Mr. Comparato will transition to a Senior Advisor role at BSP through 2027.

“Rich brings a deep understanding of FBRT, its portfolio and its strategic priorities, together with a proven record of leadership,” said Elizabeth Tuppeny, Lead Independent Director of FBRT. “The Board is confident that his leadership, supported by the Company’s experienced management team, will provide continuity and disciplined execution as FBRT remains focused on enhancing portfolio performance and delivering long-term value for stockholders. On behalf of the Board, I want to thank Mike for his leadership and contributions to FBRT and wish him and his family all the best.”

“FBRT has a strong investment platform, an experienced leadership team and the extensive resources of BSP supporting its business,” said Mr. Byrne. “Our priorities remain clear: disciplined portfolio management, prudent capital allocation, and rigorous execution of our strategy. I look forward to working with the team to build on these strengths and deliver sustainable long-term value for our stockholders.”

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2026, FBRT had approximately $6.4 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.

About Benefit Street Partners

Benefit Street Partners (BSP) is an alternative credit pioneer with $96.4 billion in assets under management (including Apera) as of June 30, 2026. It seeks to deliver attractive, risk-adjusted returns through its deep specialism, long-term relationships and global reach. A wholly owned subsidiary of Franklin Templeton, BSP is focused exclusively on credit. Through its disciplined, solutions-oriented approach, BSP unlocks opportunities across market cycles and geographies. The firm manages strategies spanning private debt, real estate debt, structured credit, and liquid loans. For more information, visit bspcredit.com.

About Franklin Templeton

Franklin Templeton is a trusted investment partner, delivering tailored solutions that align with clients’ strategic goals. With deep portfolio management expertise across public and private markets, we combine investment excellence with cutting-edge technology. Since our founding in 1947, we have empowered clients through strategic partnership, forward-looking insights, and continuous innovation – providing the tools and resources to navigate change and capture opportunity.

With more than $1.83 trillion in assets under management as of August 31, 2026, Franklin Templeton operates globally in more than 35 countries.

To learn more, visit franklintempleton.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.